EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-203072) of Cara Therapeutics Inc.

•	Registration Statement (Form S-8 No. 333-203057) of Cara Therapeutics Inc., pertaining to the 2014 Equity Incentive Plan of Cara Therapeutics Inc., and

•	Registration Statement (Form S-8 No. 333-193905) pertaining to the 2004 Stock Incentive Plan, as amended and 2014 Equity Incentive Plan;

of our report dated March 10, 2016, with respect to the financial statements of Cara Therapeutics Inc., included in this Annual Report (Form 10-K) of Cara Therapeutics Inc., for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 10, 2016